Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-126743 on Form S-8 of our report dated October 25, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 46), appearing in the Annual Report on Form 10-K of Diamond Foods, Inc. for the year ended July 31, 2005.
/s/ Deloitte & Touche LLP
San Francisco, California
October 25, 2005